EXHIBIT 99.1

Quanex Building Products Announces Fourth Quarter and Full Year 2024 Results

Contribution from Tyman Acquisition Boosts Results
Margin Expansion Realized on Consolidated Basis for Full Year
$53.75 Million of Debt Repaid Since Closing Tyman Acquisition
Integration of Transformative Acquisition Progressing Ahead of Schedule
Realization of Synergies Ongoing

HOUSTON, Dec. 12, 2024 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months and twelve months ended October 31, 2024.

The Company reported the following selected financial results:

	Three Months Ended October 31,		Twelve Months Ended October 31,
($ in millions, except per share data)	2024	2023	2024	2023
Net Sales	$492.2	$295.5	$1,277.9	$1,130.6
Gross Margin	$117.1	$80.0	$305.6	$277.5
Gross Margin %	23.8%	27.1%	23.9%	24.5%
Net (Loss) Income	($13.9)	$27.4	$33.1	$82.5
Diluted EPS	($0.30)	$0.83	$0.90	$2.50

Adjusted Net Income	$28.6	$31.2	$80.4	$90.9
Adjusted Diluted EPS	$0.61	$0.95	$2.19	$2.75
Adjusted EBITDA	$81.1	$50.8	$182.4	$159.6
Adjusted EBITDA Margin %	16.5%	17.2%	14.3%	14.1%

Cash Provided by Operating Activities	$5.5	$44.5	$88.8	$147.1
Free Cash Flow	($8.2)	$29.6	$51.7	$109.7
(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and reconciliation tables for additional information)

George Wilson, Chairman, President and Chief Executive Officer, commented, “On a consolidated basis, results for the fourth quarter and full year were boosted by the contribution from the Tyman acquisition. Results from the legacy Quanex business were in-line with our expectations for both the fourth quarter and full year. We are pleased with profitability despite the soft macro environment we experienced throughout 2024. Overall, we executed on our plan from an operational standpoint, and we executed on our long-term profitable growth strategy by closing on the transformative Tyman acquisition in August. In addition, our continued focus on cash flow and managing working capital enabled us to repay approximately $54 million in debt since closing the acquisition on August 1, 2024.

“As we transition into 2025, we expect the current demand softness to persist until the spring selling season, but our expectations are that results will improve in the second half of 2025 due to typical seasonality combined with the benefit from unwinding pent up demand as interest rates continue to trend lower and consumer confidence improves. We will continue to focus on integrating the legacy Tyman business and capturing the targeted synergies. We have also settled on a new operating structure that is designed around our core competencies, which should enable us to capitalize on existing commercial opportunities and tap into new innovative solutions.   Furthermore, we continue to be excited about building a stronger, more profitable company over time and creating additional value for our shareholders. We have scheduled an Investor and Analyst Day on February 6, 2025, to unveil the ‘new’ Quanex, which will include providing detail on the revamped operating structure, guidance for 2025 and an update on our long-term profitable growth strategy.”

Fourth Quarter and Fiscal 2024 Results Summary

Quanex reported net sales of $492.2 million during the three months ended October 31, 2024, which represents an increase of 66.6% compared to $295.5 million for the same period of 2023. The Company reported net sales of $1.28 billion during the twelve months ended October 31, 2024, which represents an increase of 13.0% compared to $1.13 billion for the same period of 2023. The increases reflect the contribution from the Tyman acquisition that closed on August 1, 2024. Excluding the contribution from Tyman, net sales would have declined by 2.3% for the fourth quarter of 2024 and 5.0% for the full year, largely due to lower volume. Quanex reported a decline in net sales of 4.7% for the fourth quarter of 2024 and a decline of 2.6% in net sales for the full year in its North American Fenestration segment. In its North American Cabinet Components segment, Quanex reported an increase of 1.7% in net sales for the fourth quarter and a decline of 7.9% in net sales for the full year. Excluding foreign exchange impact, the Company realized a decrease in net sales of 1.2% for the fourth quarter and a decrease of 8.9% in net sales for the full year in its European Fenestration segment. In addition, Quanex reported net sales of $203.4 million related to the Tyman acquisition during the fourth quarter of 2024.   (See Sales Analysis table for additional information)

The increase in adjusted earnings for the three months and twelve months ended October 31, 2024 was mostly attributable to the contribution from the Tyman acquisition; however, the increase in adjusted earnings was also due in part to the lower cost of sales, including labor, related to lower volumes and deflation in the price of raw materials. Quanex was able to realize margin expansion in the fourth quarter in its North American Fenestration segment mainly due to effective cost control. In addition, the Company was also able to realize margin expansion on a consolidated basis for the full year, primarily driven by the contribution from the Tyman acquisition.

Balance Sheet & Liquidity Update

The Company borrowed $770 million ($500 Term Loan A and $270 on Senior Secured Revolving Credit Facility) to acquire Tyman on August 1, 2024. Quanex repaid $53.75 million in debt during the fourth quarter of 2024. As of October 31, 2024, the Company had total debt of $776.9 million and Quanex’s leverage ratio of Net Debt to LTM Adjusted EBITDA was 3.7x. As of October 31, 2024, the Company’s LTM Net Income was $33.1 million and LTM Adjusted EBITDA was $182.4 million (See Non-GAAP Terminology Definitions and Disclaimers section, Net Debt Reconciliation table and Last Twelve Months Adjusted EBITDA Reconciliation table for additional information)

The leverage ratio for Quanex’s quarterly debt covenant compliance (“Debt Covenant Leverage Ratio”) for its lenders was 2.3x as of October 31, 2024. The Debt Covenant Leverage Ratio calculation is defined in the Company’s Amendment No. 1 to its Second Amended and Restated Credit Agreement, which was filed with the SEC on June 12, 2024. In general, the main difference is that the Debt Covenant Leverage Ratio excludes real-estate leases that are considered “finance” leases under U.S. GAAP and is calculated on a proforma basis to include Adjusted EBITDA from the Tyman acquisition, $30 million of EBITDA for the synergy target related to the acquisition and only cash from domestic subsidiaries. The Debt Covenant Leverage Ratio would be 2.1x if calculated using the cash and cash equivalents amount on the balance sheet as of October 31, 2024.

Quanex’s liquidity was $343.3 million as of October 31, 2024, consisting of $97.7 million in cash on hand plus availability under its Senior Secured Revolving Credit Facility due 2029, less letters of credit outstanding.

Investor and Analyst Day

The Company announced it will host an Investor and Analyst Day at the New York Stock Exchange, 11 Wall St. New York, NY 1005, on February 6, 2025. The event will begin at 9:00 a.m. ET and conclude at approximately 11:00 a.m. ET. All investors and analysts that plan to attend should RSVP for the event by January 23, 2025, by contacting Quanex’s Senior Vice President, Chief Financial Officer & Treasurer, Scott Zuehlke, by email (scott.zuehlke@quanex.com).

Presentation content and a live audio webcast will be made available on Quanex’s website at http://www.quanex.com in the Investors section under Events & Presentations. A replay of the webcast will be posted following the live event.

Conference Call and Webcast Information

The Company has also scheduled a conference call for Friday, December 13, 2024 at 11:00 a.m. ET (10:00 a.m. CT) to discuss the release. A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events.

Participants can pre-register for the conference call using the following link: https://register.vevent.com/register/BIef39998f168c4cff8d9ed1561cb1cc48

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time. A replay will be available for a limited time on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.

About Quanex

Quanex is a global manufacturer with core capabilities and broad applications across various end markets. The Company currently collaborates and partners with leading OEMs to provide innovative solutions in the window, door, solar, refrigeration, custom mixing, building access and cabinetry markets.  Looking ahead, Quanex plans to leverage its material science expertise and process engineering to expand into adjacent markets.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net), Adjusted EBITDA and LTM Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.

Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance.

Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics) on the economy and the demand for Quanex’s products, timing estimates or any other expectations related to the Acquisition, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2024	2023	2024	2023

Net sales	$492,161	$295,492	$1,277,862	$1,130,583
Cost of sales	375,111	215,473	972,238	853,059
Selling, general and administrative	86,891	29,326	190,470	123,957
Depreciation and amortization	27,329	11,194	60,328	42,866
Operating income	2,830	39,499	54,826	110,701
Interest expense	(17,697)	(1,565)	(20,593)	(8,136)
Other, net	(2,671)	(6,110)	7,849	(5,519)
(Loss) income before income taxes	(17,538)	31,824	42,082	97,046
Income tax benefit (expense)	3,621	(4,442)	(9,023)	(14,545)
Net (loss) income	$(13,917)	$27,382	$33,059	$82,501

(Loss) earnings per common share, basic	$(0.30)	$0.84	$0.91	$2.51
(Loss) earnings per common share, diluted	$(0.30)	$0.83	$0.90	$2.50

Weighted average common shares outstanding:
Basic	47,015	32,753	36,416	32,819
Diluted	47,015	32,991	36,648	33,026

Cash dividends per share	$0.08	$0.08	$0.32	$0.32

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	October 31, 2024	October 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$97,744	$58,474
Restricted Cash	5,251	-
Accounts receivable, net	197,689	97,311
Inventories	275,550	97,959
Income taxes receivable	5,937	8,298
Prepaid and other current assets	29,097	11,558
Total current assets	611,268	273,600
Property, plant and equipment, net	402,466	250,664
Operating lease right-of-use assets	126,715	46,620
Deferred tax assets	3,845	-
Goodwill	574,711	182,956
Intangible assets, net	597,909	74,115
Other assets	2,874	3,188
Total assets	$2,319,788	$831,143

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$124,404	$74,371
Accrued liabilities	103,623	50,319
Income taxes payable	6,620	384
Current maturities of long-term debt	25,745	2,365
Current operating lease liabilities	12,475	7,224
Total current liabilities	272,867	134,663
Long-term debt	737,198	66,435
Noncurrent operating lease liabilities	117,560	40,361
Deferred income taxes	162,304	29,133
Liabilities for uncertain tax positions	-	250
Other liabilities	19,113	14,747
Total liabilities	1,309,042	285,589
Stockholders’ equity:
Common stock	513	372
Additional paid-in-capital	701,008	251,576
Retained earnings	430,405	409,318
Accumulated other comprehensive loss	(46,428)	(38,141)
Treasury stock at cost	(74,752)	(77,571)
Total stockholders’ equity	1,010,746	545,554
Total liabilities and stockholders' equity	$2,319,788	$831,143

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (In thousands) (Unaudited)

	Twelve Months Ended October 31,
	2024	2023
Operating activities:
Net income	$33,059	$82,501
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	60,328	42,866
(Gain) loss on disposition of capital assets	(5,218)	278
Stock-based compensation	2,952	2,521
Deferred income tax	(15,336)	5,147
Charge for deferred loan costs and debt discount	3,469	-
Gain on deal contingent foreign exchange forward currency contract	(6,512)	-
Other, net	4,495	1,529
Changes in assets and liabilities:
Decrease in accounts receivable	973	6,969
Decrease in inventory	33,484	30,024
Decrease (increase) in other current assets	4,297	(1,880)
Decrease in accounts payable	(35,824)	(11,611)
Increase (decrease) in accrued liabilities	6,250	(4,249)
Increase (decrease) in income taxes receivable	9,139	(9,009)
(Decrease) increase in other long-term liabilities	(7,155)	683
Other, net	411	1,283
Cash provided by operating activities	88,812	147,052
Investing activities:
Business acquisition	(848,614)	(91,302)
Capital expenditures	(37,086)	(37,390)
Proceeds from disposition of capital assets	15,046	253
Cash used for investing activities	(870,654)	(128,439)
Financing activities:
Borrowings under credit facilities	785,000	102,000
Repayments of credit facility borrowings	(83,750)	(100,000)
Debt issuance costs	(13,808)	-
Borrowings (repayments) of other long-term debt	(296,206)	(2,567)
Issuance of common stock	450,633	1,215
Proceeds from deal contingent foreign exchange forward currency contract	6,512	-
Common stock dividends paid	(11,972)	(10,639)
Payroll tax paid to settle shares forfeited upon vesting of stock	(1,193)	(567)
Purchase of treasury stock	-	(5,593)
Cash provided (used for) by financing activities	835,216	(16,151)
Effect of exchange rate changes on cash and cash equivalents	(8,853)	919
Increase in cash, cash equivalents and restricted cash	44,521	3,381
Cash, cash equivalents and restricted cash at beginning of period	58,474	55,093
Cash, cash equivalents and restricted cash at end of period	$102,995	$58,474

QUANEX BUILDING PRODUCTS CORPORATION FREE CASH FLOW AND NET DEBT RECONCILIATION (In thousands) (Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2024	2023	2024	2023
Cash provided by operating activities	$5,479	$44,493	$88,812	$147,052
Capital expenditures	(13,651)	(14,940)	(37,086)	(37,390)
Free Cash Flow	($8,172)	$29,553	$51,726	$109,662

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of October 31,
	2024	2023
Term loan facility	$493,750	$0
Revolving credit facility	222,500	15,000
Finance lease obligations (1)	60,676	55,000
Total debt (2)	776,926	70,000
Less: Cash and cash equivalents	97,744	58,474
Net Debt	$679,182	$11,526

(1) Includes $50.3 million and $51.5 million in real estate lease liabilities considered finance leases under U.S. GAAP as of October 31, 2024 and October 31, 2023, respectively.
(2) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE LAST TWELVE MONTHS ADJUSTED EBITDA RECONCILIATION (In thousands, except per share data) (Unaudited)

Reconciliation of Last Twelve Months Adjusted EBITDA	Three Months Ended October 31, 2024	Three Months Ended July 31, 2024	Three Months Ended April 30, 2024	Three Months Ended January 31, 2024	Total
	Reconciliation	Reconciliation	Reconciliation	Reconciliation	Reconciliation
Net (loss) income as reported	$(13,917)	$25,350	$15,377	$6,249	$33,059
Income tax (benefit) expense	(3,621)	6,688	4,314	1,642	9,023
Other, net	2,671	(9,474)	(4)	(1,042)	(7,849)
Interest expense	17,697	878	950	1,068	20,593
Depreciation and amortization	27,329	10,953	10,894	11,152	60,328
EBITDA	30,159	34,395	31,531	19,069	115,154
Cost of sales (1),(2)	887	1,507	631	-	3,025
Selling, general and administrative (1),(2),(3),(4)	50,004	6,133	7,862	205	64,204
Adjusted EBITDA	$81,050	$42,035	$40,024	$19,274	$182,383

(1) Expense (gain) related to plant closure.
(2) Loss on damage to manufacturing facilities caused by weather.
(3) Transaction and advisory fees.
(4) Amortization of step-up for purchase price adjustments on inventory and accounts receivable.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE (In thousands, except per share data) (Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended October 31, 2024			Three Months Ended October 31, 2023			Twelve Months Ended October 31, 2024			Twelve Months Ended October 31, 2023
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net (loss) income as reported	$(13,917)	$(0.30)		$27,382	$0.83		$33,059	$0.90		$82,501	$2.50
Net (loss) income reconciling items from below	42,528	$0.91		3,851	$0.12		47,303	$1.29		8,401	$0.25
Adjusted net income and adjusted EPS	$28,611	$0.61		$31,233	$0.95		$80,362	$2.19		$90,902	$2.75

Reconciliation of Adjusted EBITDA	Three Months Ended October 31, 2024			Three Months Ended October 31, 2023			Twelve Months Ended October 31, 2024			Twelve Months Ended October 31, 2023
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net (loss) income as reported	$(13,917)			$27,382			$33,059			$82,501
Income tax (benefit) expense	(3,621)			4,442			9,023			14,545
Other, net	2,671			6,110			(7,849)			5,519
Interest expense	17,697			1,565			20,593			8,136
Depreciation and amortization	27,329			11,194			60,328			42,866
EBITDA	30,159			50,693			115,154			153,567
EBITDA reconciling items from below	50,891			74			67,229			6,028
Adjusted EBITDA	$81,050			$50,767			$182,383			$159,595

Reconciling Items	Three Months Ended October 31, 2024			Three Months Ended October 31, 2023			Twelve Months Ended October 31, 2024			Twelve Months Ended October 31, 2023
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$492,161	$-		$295,492	$-		$1,277,862	$-		$1,130,583	$-
Cost of sales	375,111	(887)	(1)	215,473	35	(2)	972,238	(3,025)	(1)	853,059	(13)	(2)
Selling, general and administrative	86,891	(50,004)	(1),(3),(4)	29,326	(109)	(2),(3)	190,470	(64,204)	(1),(3),(4)	123,957	(6,015)	(2),(3)
EBITDA	30,159	50,891		50,693	74		115,154	67,229		153,567	6,028
Depreciation and amortization	27,329	-		11,194	-		60,328	-		42,866	-
Operating income	2,830	50,891		39,499	74		54,826	67,229		110,701	6,028
Interest expense	(17,697)	-		(1,565)	-		(20,593)	-		(8,136)	-
Other, net	(2,671)	3,271	(5)	(6,110)	5,232	(5)	7,849	(6,738)	(5)	(5,519)	5,196	(5)
(Loss) Income before income taxes	(17,538)	54,162		31,824	5,306		42,082	60,491		97,046	11,224
Income tax benefit (expense)	3,621	(11,634)	(6)	(4,442)	(1,455)	(6)	(9,023)	(13,188)	(6)	(14,545)	(2,823)	(6)
Net (loss) income	$(13,917)	$42,528		$27,382	$3,851		$33,059	$47,303		$82,501	$8,401

Diluted (loss) earnings per share	$(0.30)			$0.83			$0.90			$2.50

(1) (Expense) gain related to plant closure.
(2) Loss on damage to manufacturing facilities caused by weather.
(3) Transaction and advisory fees.
(4) Amortization of step-up for purchase price adjustments on inventory and accounts receivable.
(5) Pension settlement (refund) expense, losses (gains) on foreign exchange forward currency contract and foreign currency transaction losses (gains).
(6)Tax impact of net income reconciling items.

QUANEX BUILDING PRODUCTS CORPORATION SELECTED SEGMENT DATA (In thousands) (Unaudited)

This table provides gross margin, operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	NA Fenestration	EU Fenestration	NA Cabinet Components	Tyman	Unallocated Corp & Other	Total
Three months ended October 31, 2024
Net sales	$172,031	$65,075	$52,761	$203,435	$(1,141)	$492,161
Cost of sales	127,448	40,258	44,136	163,946	(677)	375,111
Gross Margin	44,583	24,817	8,625	39,489	(464)	117,050
Gross Margin %	25.9%	38.1%	16.3%	19.4%		23.8%
Selling, general and administrative (1)	10,072	8,310	5,373	44,453	18,683	86,891
Depreciation and amortization	5,107	2,715	3,004	16,438	65	27,329
Operating income (loss)	29,404	13,792	248	(21,402)	(19,212)	2,830
Depreciation and amortization	5,107	2,715	3,004	16,438	65	27,329
EBITDA	34,511	16,507	3,252	(4,964)	(19,147)	30,159
Expense related to plant closure (Cost of sales)	887	-	-	-	-	887
Net gain related to plant closure (SG&A)	(5,299)	-	-	-	-	(5,299)
Amortization of step-up for purchase price adjustments on inventory and accounts receivable	-	-	-	29,076	-	29,076
Transaction and advisory fees	-	-	-	10,359	15,868	26,227
Adjusted EBITDA	$30,099	$16,507	$3,252	$34,471	$(3,279)	$81,050
Adjusted EBITDA Margin %	17.5%	25.4%	6.2%	16.9%		16.5%

Three months ended October 31, 2023
Net sales	$180,446	$64,170	$51,868	$-	$(992)	$295,492
Cost of sales	135,490	39,070	41,488	-	(575)	215,473
Gross Margin	44,956	25,100	10,380	-	(417)	80,019
Gross Margin %	24.9%	39.1%	20.0%			27.1%
Selling, general and administrative (1)	15,272	8,354	5,135	-	565	29,326
Depreciation and amortization	5,211	2,714	3,220	-	49	11,194
Operating income (loss)	24,473	14,032	2,025	-	(1,031)	39,499
Depreciation and amortization	5,211	2,714	3,220	-	49	11,194
EBITDA	29,684	16,746	5,245	-	(982)	50,693
Loss on damage to manufacturing facilities (Cost of sales)	(35)	-	-	-	-	(35)
Loss on damage to manufacturing facilities (SG&A)	-	-	(131)	-	-	(131)
Transaction and advisory fees	-	-	-	-	240	240
Loss on sale of plant	-	-	-	-	-	-
Adjusted EBITDA	$29,649	$16,746	$5,114	$-	$(742)	$50,767
Adjusted EBITDA Margin %	16.4%	26.1%	9.9%			17.2%

Twelve months ended October 31, 2024
Net sales	$650,058	$230,712	$198,424	$203,435	$(4,767)	$1,277,862
Cost of sales	498,378	144,585	168,414	163,946	(3,085)	972,238
Gross Margin	151,680	86,127	30,010	39,489	(1,682)	305,624
Gross Margin %	23.3%	37.3%	15.1%	19.4%		23.9%
Selling, general and administrative (1)	56,630	31,318	20,727	44,453	37,342	190,470
Depreciation and amortization	20,994	10,420	12,244	16,438	232	60,328
Operating income (loss)	74,056	44,389	(2,961)	(21,402)	(39,256)	54,826
Depreciation and amortization	20,994	10,420	12,244	16,438	232	60,328
EBITDA	95,050	54,809	9,283	(4,964)	(39,024)	115,154
Expense related to plant closure (Cost of sales)	3,025	-	-	-	-	3,025
Net gain related to plant closure (SG&A)	(4,196)	-	-	-	-	(4,196)
Amortization of step-up for purchase price adjustments on inventory and accounts receivable	-	-	-	29,076	-	29,076
Transaction and advisory fees	-	-	-	10,359	28,965	39,324
Adjusted EBITDA	$93,879	$54,809	$9,283	$34,471	$(10,059)	$182,383
Adjusted EBITDA Margin %	14.4%	23.8%	4.7%	16.9%		14.3%

Twelve months ended October 31, 2023
Net sales	$667,482	$250,774	$215,445	$-	$(3,118)	$1,130,583
Cost of sales	517,805	158,491	178,210	-	(1,447)	853,059
Gross Margin	149,677	92,283	37,235	-	(1,671)	277,524
Gross Margin %	22.4%	36.8%	17.3%			24.5%
Selling, general and administrative (1)	56,979	32,350	21,074	-	13,554	123,957
Depreciation and amortization	20,539	9,849	12,208	-	270	42,866
Operating income (loss)	72,159	50,084	3,953	-	(15,495)	110,701
Depreciation and amortization	20,539	9,849	12,208	-	270	42,866
EBITDA	92,698	59,933	16,161	-	(15,225)	153,567
Loss on damage to manufacturing facilities (Cost of sales)	-	-	13	-	-	13
Loss on damage to manufacturing facilities (SG&A)	-	-	69	-	-	69
Transaction and advisory fees	-	-	-	-	5,946	5,946
Adjusted EBITDA	$92,698	$59,933	$16,243	$-	$(9,279)	$159,595
Adjusted EBITDA Margin %	13.9%	23.9%	7.5%			14.1%

(1) Includes stock-based compensation expense for the three and twelve months ended October 31, 2024 of $2.0 million and $1.7 million, respectively, and $7.4 million and $9.3 million for the comparable prior year periods.

QUANEX BUILDING PRODUCTS CORPORATION SALES ANALYSIS (In thousands) (Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2024	2023	2024	2023

NA Fenestration:
United States - fenestration	$128,633	$138,783	$491,307	$518,396
International - fenestration	9,323	8,081	29,882	30,100
United States - non-fenestration	29,050	29,267	110,246	103,090
International - non-fenestration	5,025	4,315	18,623	15,896
	$172,031	$180,446	$650,058	$667,482
EU Fenestration: (1)
International - fenestration	$54,665	$49,862	$193,935	$191,871
International - non-fenestration	10,410	14,308	36,777	58,903
	$65,075	$64,170	$230,712	$250,774
NA Cabinet Components:
United States - fenestration	$3,710	$4,286	$14,913	$16,899
United States - non-fenestration	49,038	47,092	182,494	195,866
International - non-fenestration	13	490	1,017	2,680
	$52,761	$51,868	$198,424	$215,445
Tyman:
United States - fenestration	$127,749	$-	$127,749	$-
International - fenestration	75,082	-	75,082	-
United States - non-fenestration	604	-	604	-
	$203,435	$-	$203,435	$-

Unallocated Corporate & Other:
Eliminations	$(1,141)	$(992)	$(4,767)	$(3,118)
	$(1,141)	$(992)	$(4,767)	$(3,118)

Net Sales	$492,161	$295,492	$1,277,862	$1,130,583

(1) Reflects an increase of $1.7 million and $2.5 million in revenue associated with foreign currency exchange rate impacts for the three and twelve months ended October 31, 2024, respectively.